CERTIFICATION



The undersigned each certify that:

   1. They are the duly appointed Chief Executive Officer and Chief Financial Officer, respectively, of Northern Empire
       Bancshares, a California Corporation ("the Company");
       and

   2. To his best knowledge and belief, the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, and to which the Certification is attached as Exhibit 1, fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Northern Empire Bancshares.

Date:  August 8, 2002





/s/ James B. Keegan, Jr.                /s/ Patrick R. Gallaher
------------------------                ------------------------
James B. Keegan, Jr.                     Patrick R. Gallaher
Chief Executive Officer                 Chief Financial Officer